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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-14829	84-0178360
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada H2L 2R5
(Address of Principal executive offices, including Zip Code)

(303) 279-6565 / (514) 521-1786
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into Material Definitive Agreement.

MillerCoors LLC Operating Agreement

        In connection with the closing of the joint venture transaction among Molson Coors Brewing Company ("Molson Coors"), Coors Brewing Company ("Coors"), SABMiller plc ("SABMiller") and Miller Brewing Company ("Miller"), each of Molson Coors, Coors, SABMiller and Miller have entered into an Amended and Restated Operating Agreement (the "LLC Operating Agreement"). The LLC Operating Agreement will be the primary operating document governing the joint venture, MillerCoors LLC ("MillerCoors").

        Pursuant to the LLC Operating Agreement, MillerCoors will have a Board of Directors (the "Board") consisting of five Molson Coors-appointed directors and five Miller-appointed directors. The Chairman and Vice Chairman of the Board will be appointed alternatingly for three-year terms by each of Molson Coors or Miller, with the first Chairman of MillerCoors to be Peter H. Coors, the current Vice Chairman of Molson Coors, and the first Vice Chairman of MillerCoors to be Graham Mackay, the current Chief Executive Officer of SABMiller. The parties have agreed that Peter H. Coors will be reappointed as Chairman of MillerCoors to a second and a third term, for a total of 9 years in office. The Board will have standing Audit, Compensation and Ethics, Compliance and Corporate Responsibility Committees, each comprised of an equal number of directors nominated by Molson Coors and by Miller.

        MillerCoors will be managed day-to-day by a Chief Executive Officer. Leo Kiely, the President and Chief Executive Officer of Molson Coors prior to the consummation of the MillerCoors joint venture, has been appointed as the initial Chief Executive Officer of MillerCoors for a term of two years, subject to automatic renewal. SABMiller has appointed Tom Long, the current Chief Executive Officer of Miller Brewing Company, as the initial President and Chief Commercial Officer of MillerCoors. Mr. Long is expected to be the successor-CEO to Mr. Kiely. The LLC Operating Agreement contains an enumerated list of approval rights reserved solely for the Board, including approval of strategic, operating, integration and synergy plans; material changes to brands and brand rights; changes to the name or headquarters location of MillerCoors; appointment or removal of the CEO; certain mergers, acquisitions or dispositions; and material agreements related to intellectual property or trade secrets. SABMiller will have the right to shortlist the nominees for successor CEOs of MillerCoors.

        The LLC Operating Agreement prohibits Coors and Miller from transferring their interests in MillerCoors for five years, at which point either party may sell all (but not less than all) of its interests, subject to the other party's right of first refusal, or the parties may consider an initial public offering of MillerCoors equity. In the event of a change of control of Coors, Miller will have the right to convert its non-voting interests into voting interests and add one additional director, resulting in Miller obtaining governing control of MillerCoors. Coors would retain certain minority approval rights in most circumstances following a change of control of Coors. In the event of a change of control of Miller, (1) Coors will be entitled to acquire from Miller such number of non-voting interests held by Miller as would raise Coors' economic ownership to 50.0%, at a price which represents the fair market value of such non-voting interests at such time, (2) the right to shortlist the nominees for successor CEOs of MillerCoors will (upon exercise of the right to acquire such additional economic ownership) shift from Miller to Coors (and Coors will have the right to immediately replace the CEO) and (3) Coors will (upon exercise of the right to acquire such additional economic ownership) be entitled to name the Chairmen of the Audit, Compensation and Ethics, Compliance and Corporate Responsibility Committees.

        Pursuant to the LLC Operating Agreement, the parties have agreed not to engage in the manufacturing, distribution, marketing or sale of beer or beverages in the United States or Puerto Rico other than through MillerCoors and not to solicit each other's employees or MillerCoors' employees. Molson Coors and SABMiller have also agreed that neither will seek to acquire ownership or control of the other until at least ten years after the execution of the LLC Operating Agreement. The parties may dissolve the MillerCoors joint venture by mutual agreement. In addition, either Miller or Coors may dissolve MillerCoors upon the other's bankruptcy, insolvency or criminal indictment.

        The foregoing description of the material terms of the LLC Operating Agreement is qualified by reference to the LLC Operating Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Guarantee

        On June 30, 2008, Molson Canada 2005, an indirect wholly owned subsidiary of Molson Coors, guaranteed the obligations of Molson Coors under the Credit Agreements dated as of March 2, 2005, among Molson Coors, Coors, Molson Canada 2005, Molson Inc., Molson Coors Canada Inc. and Coors Brewers Limited, the Lenders party thereto, Wachovia Bank, National Association, as Administrative Agent, Issuing Bank and Swingline Lender, and Bank of Montreal, as Canadian Administrative Agent, Issuing Bank and Swingline Lender. Molson Canada 2005 is an Ontario partnership that contains the Canadian business of Molson Coors.

        As a result of such guarantee, Molson Canada 2005 became a guarantor under (i) the Indenture dated as of May 7, 2002, as supplemented, among Coors, as issuer, Molson Coors, as guarantor, the other guarantors named therein, and Deutsche Bank Trust Company Americas, as Trustee; (ii) the Indenture dated as of September 22, 2005, as supplemented, among Molson Coors Capital Finance ULC, as issuer, the guarantors named therein, The Bank of New York, Trust Company, N.A., as successor to TD Banknorth, National Association, as U.S. Trustee, and The Canada Trust Company, as Canadian Trustee, and (iii) the Indenture dated as of June 15, 2007 among Molson Coors, as issuer, the Guarantors named therein, and Deutsche Bank Trust Company Americas, as Trustee.

Item 2.01    Consummation of the Joint Venture.

        On December 20, 2007, Molson Coors, Coors, SABMiller and Miller entered into a Joint Venture Agreement (as amended, the "Joint Venture Agreement"), and MillerCoors was added as a party to the Joint Venture Agreement upon its formation on April 4, 2008. The Joint Venture Agreement provides for the United States and Puerto Rico operations of Coors and Miller contributed into MillerCoors to be operated as a joint venture between Coors and Miller. Effective July 1, 2008, the transactions contemplated by the Joint Venture Agreement were consummated.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (e)   Effective June 30, 2008, Timothy V. Wolf left his position as the Molson Coors Chief Financial Officer to become the MillerCoors Chief Integration Officer. In connection with this transition, Mr. Wolf and Molson Coors entered into a separation agreement pursuant to which he received a $1,601,250 payment from Molson Coors. The foregoing description of the material terms of the separation agreement is qualified by reference to the separation agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

        (a)   Financial Statements of Business Acquired

        The financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

        (b)   Pro Forma Financial Information

          (1)   Beginning with our financial reporting for the quarter ended September 28, 2008, we will deconsolidate from our financial statements the contributed assets, liabilities, revenues and expenses of our U.S. beer business, and reflect our 42% investment in MillerCoors using the equity method of accounting.

          The amounts shown below present the financial significance of our U.S. operating segment (substantially all of which is being contributed to MillerCoors) to Molson Coors' consolidated financial statements for the most recent fiscal year and interim periods (in millions).

	Molson Coors Brewing Company	U.S. Operating Segment
	(in millions)
	Year ended December 30, 2007
Net Sales	$6,190.6	$2,765.0
Income from continuing operations before income taxes and minority interests	$534.4	$285.8
	As of December 30, 2007
Total Assets	$13,451.6	$2,830.6
	Thirteen weeks ended March 30, 2008
Net Sales	$1,356.6	$650.0
Income from continuing operations before income taxes and minority interests	$46.0	$69.9
	As of March 30, 2008
Total Assets	$12,796.4	$2,990.5
	Thirteen weeks ended April 1, 2007
Net Sales	$1,228.6	$585.4
Income from continuing operations before income taxes and minority interests	$28.3	$45.5
	As of April 1, 2007
Total Assets	$11,639.9	$2,937.3

          The MillerCoors joint venture transaction represents both the disposition of 58% of our U.S. beer business and the acquisition of 42% of Miller Brewing Company's U.S. beer business and as the financial statements of the Miller Brewing Company's U.S. beer business being contributed are not yet available, we are currently unable to present a pro forma income statement depicting the joint venture formation at this time. Accordingly, we will file an Amended Current Report on Form 8-K/A by the seventy-first day after the date on which this Report is required to be filed, which will include (1) complete Molson Coors Brewing Company pro forma financial statements for the year ended December 30, 2007 (and most recent interim periods), which will present our 42% interest in MillerCoors, including that portion of MillerCoors contributed by Miller Brewing Company and (2) audited financial statements of Miller Brewing Company as of, and for its fiscal year ended, March 31, 2008 (the most recent unaudited interim periods).

          (2)   The pro forma financial information required by this item for the acquired business is not being filed herewith. To the extent such information is required by this item, it will be filed by amendment to this Current Report on Form 8-K not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

        (d)   Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Operating Agreement of MillerCoors LLC, dated as of July 1, 2008
10.2	Separation Agreement between Molson Coors Brewing Company and Timothy V. Wolf, dated as of June 30, 2008

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: July 2, 2008

MOLSON COORS BREWING COMPANY
/s/ SAMUEL D. WALKER
By:	Samuel D. Walker
Its:	Chief Legal Officer

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  Item 1.01 Entry Into Material Definitive Agreement.
  Item 2.01 Consummation of the Joint Venture.
  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES